UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2012

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

Enzo Biochem, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on January 26, 2012. The following matters, all of which were set forth in the Proxy Statement, were voted on at the Annual Meeting. The final results of such voting are as indicated below.

1.      Election of the one nominee listed below to serve as a Class III Director on the Board of Directors of the Company, to hold office for a term of three (3) years or until his successor has been duly elected and qualified:

Nominee	For	Withhold	Abstain	Broker Non-Votes
Dr. Elazar Rabbani	16,305,060	4,155,209	N/A	11,880,173

2.      Approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
11,560,561	7,624,966	1,274,742	11,880,173

3.      Determine, in a nonbinding advisory vote, whether a stockholder vote to approve the compensation of the Company’s named executive officers should occur every one, two, or three years:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
11,953,954	177,997	8,276,091	52,227	11,880,173

4.      Ratification of the Company’s appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2012:

For	Against	Abstain	Broker Non-Votes
31,523,248	747,833	69,361	0

On the basis of the above votes, (i) the nominee listed above was elected to serve as a Class III Director on the Board of Directors of the Company, to hold office for a term of three (3) years or until his successor has been duly elected and qualified; (ii) the proposal to approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers was approved; (iii) it was determined, in a nonbinding advisory vote, that a stockholder vote to approve the compensation of the Company’s named executive officers should occur every one year; and (iv) the proposal to ratify the Company’s appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2012 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: February 1, 2012	By:	_/s/ Barry Weiner_____________
Barry Weiner
President, Chief Financial Officer, Principal Accounting Officer and Director